                                                            Exhibit 23.1










                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Best Buy Co., Inc. Deferred Compensation Plan of our report dated April 8, 1997, with respect to the consolidated financial statements of Best Buy Co., Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 1, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Minneapolis, Minnesota
March 31, 1998